EXHIBIT 10.1
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                        DIRECTORS' COMPENSATION FOR 2005

         For fiscal 2005, non-management members of the Board of Directors (referred to herein as "Directors") shall be paid the following fees for their Board-related services:

         BOARD MEMBERSHIP FEES. Each Director shall be paid an annual fee of $25,000 (the "Annual Board Fee") in four equal installments of $6,250 each, paid quarterly. The Annual Board Fee shall not be subject to required attendance. In addition to the Annual Board Fee, each Director shall be paid a $1,500 fee for each Board meeting he or she attends (the "Attendance Fee").

         COMMITTEE MEETING FEES. In addition to the Board Membership Fees specified above, Directors who serve on any Board committees shall be paid $1,500 per meeting attended.

         COMMITTEE CHAIRMAN FEES. In addition to the Board Membership Fees and the Committee Membership Fees specified above, Directors who serve as chairmen of the following Board committees shall be paid as follows:

         AUDIT COMMITTEE. The chairman of the Audit Committee shall be paid an annual fee of $15,000 in four equal installments of $3,750 each, paid quarterly.

         COMPENSATION COMMITTEE. The chairman of the Compensation Committee shall be paid an annual fee of $5,000 in four equal installments of $1,250 each, paid quarterly.

         NOMINATING AND GOVERNANCE COMMITTEE. The chairman of the Nominating and Governance Committee shall be paid an annual fee of $5,000 in four equal installments of $1,250 each, paid quarterly.

         STRATEGY COMMITTEE. The chairman of the Strategy Committee shall be paid an annual fee of $5,000 in four equal installments of $1,250 each, paid quarterly.

         LEAD INDEPENDENT DIRECTOR FEE. The Lead Independent Director shall be paid an annual retainer fee of $15,000 in four equal installments of $3,750 each, paid quarterly.

         TRAVEL EXPENSES. Directors shall be reimbursed for their reasonable and necessary travel expenses incurred in connection with SpectraSite business; PROVIDED, HOWEVER, that Directors' expenses from the operation of private aircraft shall not be reimbursed. Directors' air travel expenses shall be reimbursed in an amount equal to the cost of an equivalent first-class commercial air transport ticket.

         ANNUAL RESTRICTED STOCK GRANTS. Each non-employee director shall receive an annual grant of restricted stock under the Company's equity incentive plan in a number of shares equal in value to approximately $60,000 at the time of such grant, such shares to vest on the first anniversary of such grant.